Exhibit 99.1

Zynex Announces 2022 Third Quarter Earnings

Englewood, CO, October 27, 2022 -- Zynex, Inc. (Nasdaq: ZYXI) an innovative medical technology company specializing in the manufacture and sale of non-invasive medical devices for pain management, rehabilitation, and patient monitoring, today reported financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Highlights:

o	Increased revenue 19% year-over-year to $41.5 million
o	Reported net income of $4.9 million; Diluted EPS of $0.13; Adjusted EBITDA of $8.1 million
o	Recorded cash from operations of $7.4 million for the third quarter
o	Completed the second of two $10 million share buybacks
o	Achieved highest number of orders in Company history for the 2nd consecutive quarter

Third Quarter 2022 Financial Results Summary:

For the third quarter, the Company reported net revenue of $41.5 million, a 19% increase over the third quarter of 2021. Gross margins were 80% and net income was $4.9 million, a 46% increase from the second quarter of 2022.

As of September 30, 2022, the Company had working capital of $47.6 million. Cash on hand was $23.5 million at the end of the third quarter.

President and CEO Commentary:

“The third quarter of 2022 was another record-breaking period of order growth, with order numbers increasing 34% year-over-year,” said Thomas Sandgaard, President and CEO. “In addition to increased orders, revenue, and profitability, we recorded the second-best period for operating cash flows in the Company’s history at $7.4 million in the third quarter. Our strong cash flow allowed us to complete another $10 million stock buyback, totaling $20 million year-to-date, a reflection of our confidence in the Company’s future performance. I am thrilled with our team’s ability to efficiently execute on our top line goals while maintaining financial health and sustained profitability, and I look forward to continued success.”

Fourth Quarter and Full Year 2022 Guidance:

The estimated range for fourth quarter 2022 revenue is between $48-$51 million, an increase of approximately 23% from Q4 2021. Adjusted EBITDA for the fourth quarter 2022 is estimated to range between $10-$12 million.

Based on the fourth quarter estimates, the full year 2022 revenue estimate now ranges between $157.4-$160.4 million and Adjusted EBITDA between $26.7-$28.7 million.

Conference Call and Webcast Details:

Thursday, October 27, 2022, at 2:15 p.m. MT / 4:15 p.m. ET

To register and participate in the webcast, interested parties should click on the following link or dial in approximately 10-15 minutes prior to the webcast: https://app.webinar.net/PxEgJzg8540

US Participant Dial In (TOLL FREE): 1-844-825-9790

International Participant Dial In: 1-412-317-5170

Canada Participant Dial In (TOLL FREE): 1-855-669-9657

Non-GAAP Financial Measures

Zynex reports its financial results in accordance with accounting principles generally accepted in the U.S. (GAAP). In addition, the Company is providing in this news release financial information in the form of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, other income/expense, stock compensation, restructuring and non-cash lease charges). Management believes these non-GAAP financial measures are useful to investors and lenders in evaluating the overall financial health of the Company in that they allow for greater transparency of additional financial data routinely used by management to evaluate performance. Adjusted EBITDA can be useful for investors or lenders as an indicator of available earnings. Non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the financial information prepared in accordance with GAAP.

About Zynex, Inc.

Zynex, founded in 1996, develops, manufactures, markets and sells medical devices used for pain management and rehabilitation as well as non-invasive fluid, sepsis and laser-based pulse oximetry monitoring systems for use in hospitals. For additional information, please visit: www.zynex.com

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, forecasts, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.  The Company makes no express or implied representation or warranty as to the completeness of forward-looking statements or, in the case of projections, as to their attainability or the accuracy and completeness of the assumptions from which they are derived. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain CE marking of new products, the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources, the need to keep pace with technological changes, our dependence on the reimbursement for our products from health insurance companies, our dependence on third party manufacturers to produce our goods on time and to our specifications, implementation of our sales strategy including a strong direct sales force, the impact of COVID-19 on the global economy and other risks described in our filings with the Securities and Exchange Commission including, but not limited to our Annual Report on Form 10-K for the year ended December 31, 2021 as well as our quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact

Gilmartin Group

650 Fifth Ave., Suite 2720

New York, NY 10019

IR@zynex.com

ZYNEX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS)

(unaudited)

	September 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash	$23,532	$42,612
Accounts receivable, net	28,350	28,632
Inventory, net	14,366	10,756
Prepaid expenses and other	1,134	689
Total current assets	67,382	82,689

Property and equipment, net	2,199	2,186
Operating lease asset	13,783	16,338
Finance lease asset	300	389
Deposits	591	585
Intangible assets, net of accumulated amortization	9,296	9,975
Goodwill	20,401	20,401
Deferred income taxes	1,483	711
Total assets	$115,435	$133,274

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	5,139	4,739
Cash dividends payable	16	3,629
Operating lease liability	2,943	2,859
Finance lease liability	126	118
Income taxes payable	916	2,296
Current portion of debt	5,333	5,333
Accrued payroll and related taxes	5,297	3,897
Total current liabilities	19,770	22,871
Long-term liabilities:
Long-term portion of debt, less issuance costs	6,621	10,605
Contingent consideration	9,700	9,700
Operating lease liability	13,936	15,856
Finance lease liability	221	317
Total liabilities	50,248	59,349

Stockholders' equity:
Common Stock	39	41
Additional paid-in capital	81,873	80,397
Treasury stock	(26,321)	(6,513)
Retained earnings	9,596	-
Total stockholders' equity	65,187	73,925
Total liabilities and stockholders' equity	$115,435	$133,274

ZYNEX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
NET REVENUE
Devices	$11,349	$9,071	$27,579	$23,264
Supplies	30,171	25,715	81,783	66,671
Total net revenue	41,520	34,786	109,362	89,935

COSTS OF REVENUE AND OPERATING EXPENSES
Costs of revenue - devices and supplies	8,391	6,837	22,617	19,990
Sales and marketing	17,212	13,083	47,950	40,662
General and administrative	9,359	6,820	25,967	18,503
Total costs of revenue and operating expenses	34,962	26,740	96,534	79,155

Income from operations	6,558	8,046	12,828	10,780

Other (expense)
Loss on change in fair value of contingent consideration	(100)	-	-	-
Interest expense	(106)	(18)	(345)	(72)
Other (expense) net	(206)	(18)	(345)	(72)

Income from operations before income taxes	6,352	8,028	12,483	10,708
Income tax expense	1,479	1,921	2,887	2,499
Net income	$4,873	$6,107	$9,596	$8,209

Net income per share:
Basic	$0.13	$0.16	$0.25	$0.21
Diluted	$0.13	$0.16	$0.24	$0.21

Weighted average basic shares outstanding	38,046	38,245	38,881	38,286
Weighted average diluted shares outstanding	38,865	39,043	39,729	39,142

 ZYNEX, INC.

Reconciliation of GAAP to Non-GAAP Measures

(in thousands)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$4,873	$6,107	$9,596	$8,209
Depreciation and Amortization*	418	201	1,225	711
Stock-based compensation expense	578	532	1,702	1,041
Restructuring/severance**	-	-	-	318
Interest expense and other, net	206	18	345	72
Non-cash lease expense ***	572	553	982	856
Income tax expense	1,479	1,921	2,887	2,499
Adjusted EBITDA	$8,126	$9,332	$16,737	$13,706
% of Net Revenue	20%	27%	15%	15%

* Depreciation does not include amounts related to units on lease to third parties which are depreciated and included in cost of goods sold.

** Severance of former COO Giusseppe Papandrea which was fully expensed in Q1 2021

*** Amount expensed on new company headquarters in excess of cash payments due to abated rent